                                                                    Exhibit 99.1


[NATIONAL CITY LOGO]                                   NATIONAL CITY CORPORATION
                                                       1900 E. 9th St.
                                                       Cleveland, OH 44114-3484



NEWS RELEASE
For Immediate Release

Investor Contact:                             Media Contact:
Betsy Figgie                                  Amber Garwood
216-222-9849                                  216-222-8202
Betsy.Figgie@NationalCity.com                 Amber.Garwood@NationalCity.com



                 NATIONAL CITY REPORTS RECORD QUARTERLY EARNINGS

     -    First quarter net income of $710 million, highest ever

     -    Earnings per share of $1.16, up 10% over first quarter 2003

     -    Improved results across core banking businesses

     CLEVELAND--April 15, 2004-- National City Corporation (NYSE: NCC) today reported first quarter 2004 net income of $710 million, or $1.16 per diluted share, up 10% from $1.05 per diluted share for the first quarter of 2003. Returns on average common equity and assets were 29.58% and 2.61%, respectively.

CHAIRMAN'S COMMENTS

     Chairman and CEO David A. Daberko commented, "The first quarter reflects favorable results across all of National City's businesses. While mortgage-related activities have remained strong in the low interest environment that prevailed during the first quarter, the more significant story is the performance of the rest of National City. Excluding the results of National City Mortgage Company, net income for the rest of National City was up almost 90% from the first quarter a year ago, and 55% higher than the fourth quarter. Consumer lending and deposits have been strong. Good results were also evident in corporate banking, wealth management and processing services. Credit quality, as expected, remains on an improving trend. The positive momentum in our core banking businesses, coupled with the acquisitions of Allegiant Bank, completed last week, and Provident Financial Group, expected to be




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completed near the end of the second quarter, positions us well for further growth in 2004 and 2005."


NET INTEREST INCOME AND MARGIN

     Tax-equivalent net interest income was $1 billion for the first quarter, approximately equal to the fourth quarter, and down 7% from the first quarter of 2003, reflecting a lower average balance of loans held for sale. For the first quarter, net interest margin was 4.16% versus 4.03% in the fourth quarter and 4.21% in the comparable period in the prior year.


LOANS AND DEPOSITS

     Average portfolio loans for the first quarter increased 8% from the first quarter a year ago and 2% from the immediately preceding quarter, reflecting continued strong volume in consumer lending, particularly in mortgage and home equity. Commercial loans outstanding have begun to grow as new business now exceeds paydowns. Average core deposits, excluding mortgage banking escrow balances, grew for the 14th consecutive quarter and were up 6% over the first quarter of 2003.


FEES AND OTHER INCOME

     Fees and other income for the first quarter were $1.1 billion, up from $981 million in the fourth quarter of 2003 and approximately equal to the first quarter a year ago. First quarter results included a $9 million gain on the securitization of automobile loans. Mortgage banking revenue for the first quarter of 2004 was $579 million compared to $451 million for the fourth quarter of 2003 and $631 million for the first quarter of 2003. Mortgage banking revenue for the first quarter included net derivative gains of $295 million, offset by a $59 million deferral of revenue as a result of a change in accounting for mortgage loan commitments to conform with the newly-issued Securities & Exchange Commission Staff Accounting Bulletin 105.


NONINTEREST EXPENSE

     Noninterest expense was $986 million for the first quarter of 2004, down 6% from the immediately preceding quarter and 2% the same quarter a year ago. Noninterest expense included no major unusual items during the first quarter of 2004. Noninterest expense for the



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first quarter of 2003 included severance and related charges of $72 million, automobile lease residual charges of $25 million and commercial lease residual charges of $16 million.


INCOME TAXES

     The effective tax rate for the first quarter was 33.5% in comparison to 34.8% for 2003. The lower tax rate reflects the favorable conclusion of several tax examinations. The overall effective tax rate for 2004 is forecasted to be 36% exclusive of the first quarter adjustment.


ASSET QUALITY

     The loan loss provision for the first quarter was $83 million. First quarter loan charge-offs were $82 million, down $69 million from last quarter and down $89 million from the first quarter of 2003. Nonperforming assets were $606 million at March 31, 2004, down from $657 million at December 31, 2003 and $822 million a year ago. The allowance for loan losses at March 31, 2004 was $1.1 billion, or 1.41% of portfolio loans compared to $1.1 billion or 1.42% of portfolio loans as of December 31, 2003.


BALANCE SHEET

     At March 31, 2004, total assets were $111.7 billion, and stockholders' equity was $9.9 billion, 8.8% of assets. Tangible common equity as a percentage of tangible assets was 7.9%, up from 7.2% at year end and 6.4% a year ago. Total deposits were $67.2 billion, including core deposits of $60.0 billion. The Corporation repurchased 2.2 million shares of its common stock during the first quarter. Management intends to resume share repurchases following shareholder approval of the acquisition of Provident Financial Group, which is expected to occur near the end of the second quarter.

     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may




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differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at WWW.SEC.GOV or on the Corporation's Web site at WWW.NATIONALCITY.COM. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

     Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call April 15th at 11:00 a.m. (EDT) to discuss the first quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Corporation's Web site, WWW.NATIONALCITY.COM. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event.

     A replay of the conference call will be available at 2:30 p.m. (EDT), until midnight on April 20, 2004, accessible at WWW.NATIONALCITY.COM and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 711510.








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ABOUT NATIONAL CITY

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing. For more information about National City, visit the company's Web site at NationalCity.com.






















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                                   Unaudited
                           NATIONAL CITY CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In millions, except per share data)

------------------------------------------------------------------------------------------------------------------------
                                                          2004                                2003
                                                      --------------   ------------------------------------------------
                                                        1ST QTR           4TH QTR     3RD QTR      2ND QTR    1ST QTR
                                                      --------------   ------------------------------------------------
EARNINGS
----------------------------------------------
Tax-equivalent interest income                               $1,350       $1,416       $1,554       $1,528      $1,527
Interest expense                                                325          375          403          426         426
                                                      --------------   ------------------------------------------------
Tax-equivalent net interest income                            1,025        1,041        1,151        1,102       1,101
Provision for loan losses                                        83          148          107          183         200
                                                      --------------   ------------------------------------------------
Tax-equivalent NII after provision for loan losses              942          893        1,044          919         901
Fees and other income                                         1,118          981          484          981       1,103
Securities gains (losses), net                                    -           10            5           32           -
Noninterest expense                                             986        1,045        1,008        1,026       1,009
                                                      --------------   ------------------------------------------------
Income before taxes and tax-equivalent adjustment             1,074          839          525          906         995
Income taxes                                                    357          288          175          313         344
Tax-equivalent adjustment                                         7            7            6            7           8
                                                      --------------   ------------------------------------------------
Net income                                                     $710         $544         $344         $586        $643
                                                      ==============   ================================================
Effective tax rate                                            33.5%        34.6%        33.8%        34.8%       34.8%

PER COMMON SHARE
----------------------------------------------
Net income:
    Basic                                                     $1.17         $.89         $.56         $.96       $1.05
    Diluted                                                    1.16          .88          .56          .94        1.05
Dividends paid                                                  .32          .32          .32         .305        .305
Book value                                                    16.25        15.39        14.89        14.72       14.05
Market value (close)                                          35.58        33.94        29.46        32.71       27.85
Average shares:
    Basic                                                     605.9        607.6        613.6        612.1       611.5
    Diluted                                                   612.6        612.7        619.0        618.4       615.6

PERFORMANCE RATIOS
----------------------------------------------
Return on average common equity                              29.58%       22.99%       14.87%       26.74%      30.60%
Return on average total equity                                29.58        22.99        14.87        26.74       30.60
Return on average assets                                       2.61         1.89         1.10         1.97        2.24
Net interest margin                                            4.16         4.03         4.10         4.11        4.21
Efficiency ratio                                              46.03        51.69        61.62        49.27       45.77

CREDIT QUALITY STATISTICS
----------------------------------------------
Net charge-offs                                                 $82         $151         $124         $164        $171
Provision for loan losses                                        83          148          107          183         200
Loan loss allowance                                           1,126        1,125        1,130        1,147       1,128
Nonperforming assets                                            606          657          756          818         822
Annualized net charge-offs to average portfolio loans          .42%         .76%         .64%         .88%        .95%
Loan loss allowance to period-end portfolio loans              1.41         1.42         1.45         1.51        1.51
Loan loss allowance to nonperforming portfolio loans         223.24       204.76       179.61       162.09      162.01
Loan loss allowance (period-end) to
  annualized net charge-offs                                 340.58       189.04       228.68       174.07      163.10
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                .76          .83          .97         1.08        1.10



----------------------------------------------------------------------------------------------------------------
                                                                                   2002
                                                        --------------------------------------------------------

                                                            4TH QTR        3RD QTR      2ND QTR      1ST QTR
                                                        --------------------------------------------------------
EARNINGS
----------------------------------------------
Tax-equivalent interest income                               $1,540        $1,451       $1,444       $1,511
Interest expense                                                459           472          473          506
                                                        ----------------------------------------------------
Tax-equivalent net interest income                            1,081           979          971        1,005
Provision for loan losses                                       159           169          165          189
                                                        ----------------------------------------------------
Tax-equivalent NII after provision for loan losses              922           810          806          816
Fees and other income                                           528           576          699          691
Securities gains (losses), net                                  (17)            -           44           54
Noninterest expense                                           1,011           870          974          875
                                                        ----------------------------------------------------
Income before taxes and tax-equivalent adjustment               422           516          575          686
Income taxes                                                    136           161          193          232
Tax-equivalent adjustment                                         6             8            8            8
                                                        ----------------------------------------------------
Net income                                                     $280          $347         $374         $446
                                                        ====================================================
Effective tax rate                                            32.7%         31.8%        34.0%        34.2%

PER COMMON SHARE
----------------------------------------------
Net income:
    Basic                                                      $.46          $.56         $.62         $.73
    Diluted                                                     .46           .56          .60          .73
Dividends paid                                                 .305          .305         .295         .295
Book value                                                    13.35         13.25        12.99        12.61
Market value (close)                                          27.32         28.53        33.25        30.76
Average shares:
    Basic                                                     611.9         611.6        609.3        607.8
    Diluted                                                   616.0         617.9        616.8        614.0

PERFORMANCE RATIOS
----------------------------------------------
Return on average common equity                              13.41%        16.79%       19.05%       24.03%
Return on average total equity                                13.41         16.79        19.05        24.03
Return on average assets                                        .99          1.36         1.53         1.77
Net interest margin                                            4.26          4.34         4.42         4.36
Efficiency ratio                                              62.80         55.98        58.33        51.58

CREDIT QUALITY STATISTICS
----------------------------------------------
Net charge-offs                                                $140          $120         $135         $181
Provision for loan losses                                       159           169          165          189
Loan loss allowance                                           1,099         1,080        1,030        1,000
Nonperforming assets                                            817           852          793          716
Annualized net charge-offs to average portfolio loans          .78%          .69%         .80%        1.08%
Loan loss allowance to period-end portfolio loans              1.52          1.52         1.50         1.47
Loan loss allowance to nonperforming portfolio loans         156.42        144.44       146.42       153.84
Loan loss allowance (period-end) to
  annualized net charge-offs                                 198.04        227.03       190.26       135.90
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                               1.13          1.20         1.15         1.05


                                    Unaudited
                            NATIONAL CITY CORPORATION
                  CONSOLIDATED FINANCIAL HIGHLIGHTS (continued)
                                ($ in millions)


--------------------------------------------------------------------------------------------------------------------
                                                       2004                                2003
                                                   --------------   ------------------------------------------------
                                                     1ST QTR           4TH QTR      3RD QTR     2ND QTR     1ST QTR
                                                   --------------   ------------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
--------------------------------------
Tier 1 capital(1)                                          9.36%        8.79%         8.11%       8.12%       7.82%
Total risk-based capital(1)                                13.67        13.12         12.29       12.39       11.65
Leverage(1)                                                 8.19         7.43          6.58        6.78        6.55
Period-end equity to assets                                 8.82         8.19          7.50        7.32        7.31
Period-end tangible common equity to assets(2)              7.87         7.24          6.59        6.43        6.39
Average equity to assets                                    8.82         8.20          7.42        7.38        7.33
Average equity to portfolio loans                          12.21        12.05         11.90       11.70       11.65
Average portfolio loans to deposits                       120.30       116.37        107.50      108.45      110.78
Average portfolio loans to core deposits                  135.51       133.21        125.80      127.10      130.48
Average portfolio loans to earning assets                  80.08        75.47         68.82       69.92       69.84
Average securities to earning assets                        6.62         6.33          5.95        6.89        7.92

AVERAGE BALANCES
--------------------------------------
Assets                                                  $109,528     $114,466      $123,651    $119,035    $116,318
Portfolio loans                                           79,085       77,901        77,064      75,065      73,183
Loans held for sale or securitization                     12,323       17,680        27,036      24,118      22,524
Securities (at cost)                                       6,537        6,534         6,667       7,397       8,295
Earning assets                                            98,759      103,218       111,984     107,355     104,785
Core deposits                                             58,360       58,479        61,258      59,060      56,087
Purchased deposits and funding                            38,253       43,267        49,743      47,551      47,740
Common equity                                              9,659        9,390         9,171       8,786       8,529
Total equity                                               9,659        9,390         9,171       8,786       8,529

PERIOD-END BALANCES
--------------------------------------
Assets                                                  $111,662     $113,933      $120,958    $123,343    $117,494
Portfolio loans                                           79,927       79,279        77,756      75,839      74,933
Loans held for sale or securitization                     12,478       15,368        23,615      26,796      21,740
Securities (at fair value)                                 6,881        6,866         6,755       7,377       8,464
Core deposits                                             60,030       58,922        58,680      60,727      57,858
Purchased deposits and funding                            37,343       41,983        49,010      48,762      46,492
Common equity                                              9,854        9,329         9,068       9,030       8,587
Total equity                                               9,854        9,329         9,068       9,030       8,587



--------------------------------------------------------------------------------------------------
                                                                         2002
                                                  ------------------------------------------------
                                                     4TH QTR     3RD QTR     2ND QTR     1ST QTR
                                                  ------------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
--------------------------------------
Tier 1 capital(1)                                     7.46%       7.74%       7.90%       7.66%
Total risk-based capital(1)                           11.37       11.82       12.22       12.09
Leverage(1)                                            6.39        7.05        7.03        6.49
Period-end equity to assets                            6.91        7.42        8.00        7.67
Period-end tangible common equity to assets(2)         6.00        6.43        6.91        6.58
Average equity to assets                               7.37        8.10        8.05        7.37
Average equity to portfolio loans                     11.63       11.87       11.60       11.08
Average portfolio loans to deposits                  107.90      112.32      114.08      111.71
Average portfolio loans to core deposits             128.70      131.24      133.96      137.26
Average portfolio loans to earning assets             70.37       76.59       77.37       73.37
Average securities to earning assets                   9.36        9.26        9.86        9.54

AVERAGE BALANCES
--------------------------------------
Assets                                             $112,533    $101,054     $97,906    $102,108
Portfolio loans                                      71,291      68,945      67,930      67,929
Loans held for sale or securitization                19,676      11,851      10,343      15,015
Securities (at cost)                                  9,484       8,336       8,660       8,834
Earning assets                                      101,315      90,014      87,797      92,578
Core deposits                                        55,394      52,535      50,710      49,490
Purchased deposits and funding                       45,666      37,413      36,765      42,818
Common equity                                         8,289       8,185       7,876       7,528
Total equity                                          8,289       8,185       7,877       7,529

PERIOD-END BALANCES
--------------------------------------
Assets                                             $118,021    $109,271     $99,101    $100,078
Portfolio loans                                      72,134      71,032      68,674      68,089
Loans held for sale or securitization                24,501      15,811       9,796      12,296
Securities (at fair value)                            9,211      10,487       8,800       9,036
Core deposits                                        56,342      54,428      51,763      50,196
Purchased deposits and funding                       49,530      43,276      36,528      39,492
Common equity                                         8,161       8,110       7,928       7,672
Total equity                                          8,161       8,110       7,929       7,672


(1) First quarter 2004 regulatory capital ratios are based upon preliminary data
(2)  Excludes goodwill and other intangible assets